UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012 (May 24, 2012)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In connection with BlackRock, Inc.’s (“BlackRock”) previously announced secondary offering of common stock of BlackRock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon the conversion of BlackRock’s Series B Convertible Participating Preferred Stock, par value $0.01 per share (collectively, the “Secondary Shares”), and BlackRock’s offering of its 1.375% Notes due 2015 and its 3.375% Notes due 2022 (collectively, the “Notes”), each pursuant to BlackRock’s registration statement on Form S-3 (File No. 333-169328), BlackRock is filing the Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Secondary Shares and the Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes as Exhibits 5.1 and 5.2, respectively, to this Current Report on Form 8-K.

On May 24, 2012, BlackRock’s stockholders approved an amendment to BlackRock’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) at the 2012 Annual Meeting of Stockholders to eliminate BlackRock’s classified board structure under which directors are elected for three-year terms. BlackRock is filing the Charter Amendment as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock, Inc.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Secondary Shares.

5.2	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Name:	Daniel R. Waltcher
Title	Managing Director and Deputy General Counsel

Date: May 25, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of BlackRock, Inc.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Secondary Shares.

5.2	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).